TERM LOAN AGREEMENT

                          dated as of August 14, 2001

                                  by and among


                           CAPITOL FEDERAL FINANCIAL

                                  as Borrower

                                      and


                            CHARTER ONE BANK, F.S.B.

                                      and

                       LASALLE BANK National Association

                                   as Lenders

                               Table of Contents

ARTICLE I DEFINITIONS.........................................................1
   1.01. Certain Definitions..................................................1
   1.02. Accounting Principles................................................9
   1.03. Construction.........................................................9
ARTICLE II THE CREDIT........................................................10
   2.01. Term Loan...........................................................10
   2.02. Conversion or Continuation..........................................11
   2.03. Interest Payments; Additional Compensation in Certain Circumstances.12
   2.04. Facility Fee........................................................18
   2.05. Right to Grant Participations.......................................18
   2.06. Prepayment of Term Loans............................................18
   2.07. Late Charges........................................................18
   2.08. Collateral Security For the Debt....................................18
ARTICLE III REPRESENTATIONS AND WARRANTIES...................................18
   3.01. Organization and Qualification......................................18
   3.02. Corporate Power; Legal Capacity.....................................19
   3.03. Capital Stock, Subsidiaries, Trade Names and Investments............19
   3.04. Conflict with Other Instruments, etc................................19
   3.05. Authorization, Governmental Approvals, etc..........................20
   3.06. Validity and Binding Effect.........................................20
   3.07. Title to Collateral.................................................20
   3.08. Financial Statements................................................20
   3.09. Books and Records...................................................21
   3.10. Taxes...............................................................21
   3.11. Litigation or Proceedings; Commitments and Contingencies............21
   3.12. Franchises, Permits, etc............................................22
   3.13. Compliance with Law.................................................22
   3.14. Compliance with Environmental Laws..................................22
   3.15. No Environmental Liabilities........................................23
   3.16. Regulations U, T and X..............................................23
   3.17. ERISA...............................................................23
   3.18. Investment Company..................................................23
   3.19. No Event of Default; Solvency.......................................23
   3.20. Disclosure..........................................................24
   3.21. Burdensome Obligations..............................................24
   3.22. Security Interests..................................................24
   3.23. Subsidiaries........................................................24
   3.24. No Injunctions......................................................24
   3.25. Reserves for Possible Loan and Lease Losses.........................24
   3.26. FDIC Insurance......................................................25
   3.27. Regulatory Classifications..........................................25
ARTICLE IV CONDITIONS OF LENDING.............................................25
   4.01. Closing Date........................................................25
   4.02. Funding of Term Loans...............................................27

ARTICLE V COVENANTS..........................................................28
   5.01. Affirmative Covenants...............................................28
   5.02. Negative Covenants..................................................30
   5.03. Reporting Requirements..............................................34
ARTICLE VI DEFAULT...........................................................37
   6.01. Events of Default...................................................37
   6.02. Consequences of Event of Default....................................40
   6.03. Rights of Set-Off...................................................41
ARTICLE VII MISCELLANEOUS....................................................41
   7.01. Modifications, Amendments or Waivers................................41
   7.02. No Implied Waivers: Cumulative Remedies: Writing Required...........41
   7.03. Taxes...............................................................41
   7.04. Notices.............................................................42
   7.05. Reimbursement of Expenses; Taxes....................................42
   7.06. Survival............................................................43
   7.07. Governing Law.......................................................43
   7.08. WAIVER OF RIGHT TO TRIAL BY JURY....................................43
   7.09. Successors and Assigns..............................................44
   7.10. Severability........................................................44
   7.11. Indemnity...........................................................44
   7.12. Limitation of Liability.............................................45
   7.13. Marshalling: Payments Set Aside.....................................45
   7.14. Prior Understandings; Third Party Beneficiaries.....................45
   7.15. Counterparts........................................................45

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                             EXHIBITS AND SCHEDULES


EXHIBITS

     A      Term Loan Commitments
     B      Form of Term Note
     C      Form of Pledge Agreement
     D      Form of Compliance Certificate


SCHEDULES

     3.03   Investments and Trade Names
     3.10   Taxes and Assessments
     3.11   Litigation; Undisclosed Liabilities
     3.13   Compliance with Law
     3.14   Environmental Laws
     3.15   Environmental Liabilities
     3.17   ERISA Plans
     3.21   Burdensome Obligations
     3.23   Subsidiaries

                               TERM LOAN AGREEMENT

     THIS TERM LOAN AGREEMENT, dated as of August 14, 2001, is by and among CAPITOL FEDERAL FINANCIAL, a savings and loan holding company organized under the laws of the United States of America (hereinafter called the "Borrower") and CHARTER ONE BANK, F.S.B. and LASALLE BANK NATIONAL ASSOCIATION (each a "Lender" and together with their respective successors and assigns, the "Lenders").

                         W I T N E S S E T H    T H A T:

     WHEREAS, the Borrower has requested the Lenders to extend credit to the Borrower in order to enable it to purchase a portion of the Borrower's outstanding common stock from certain of its minority shareholders; and

     WHEREAS, the Lenders are willing to extend to the Borrower term loans upon the terms and conditions hereinafter set forth;

     WHEREAS, as collateral security for such term loans, the Borrower has agreed to grant to the Lenders a security interest in 100% of the capital stock of Capitol Federal Savings Bank, a federally chartered savings bank and a wholly-owned subsidiary of the Borrower.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.01. CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, the following defined words and terms are used herein as defined herein, except where the context otherwise requires:

     "Accumulated Funding Deficiency" has the meaning ascribed to that term in ERISA Section 302.

     "Affiliate" shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" shall mean this Term Loan Agreement and the Exhibits and Schedules attached hereto, referred to herein or delivered in connection herewith as any or all of the foregoing may be amended, restated, modified or supplemented from time to time.

     "Base Rate" shall mean at any time that rate of interest publicly announced from time to time by publication in the "Money Rates" column of The Wall Street

Journal as the prime rate, with any change in the Base Rate to take effect on the day specified in the publication of such change. In the event the prime rate is no longer published in The Wall Street Journal and a substitute or substitutes is or are provided therefor or no substitute or substitutes is or are provided therefor, then such substitute or any other index, service or publication which in the judgment of the Lenders most nearly provides the measurement now being provided by the prime rate shall be used in lieu of the prime rate. The Base Rate may not be the lowest rate of interest charged by the Lenders for commercial or other extensions of credit.

     "Base Rate Loan" shall mean each Term Loan bearing interest at a rate per annum equal to the Base Rate.

     "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or public holiday under the laws of the State of Ohio or other day on which banking institutions are authorized or obligated to close in Cleveland, Ohio, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank eurocurrency market.

     "CFSB" shall mean Capitol Federal Savings Bank, a federally chartered savings bank headquartered in Topeka, Kansas and a wholly-owned subsidiary of the Borrower.

     "Change of Control" shall mean (a) the Parent ceases, for any reason, to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of a majority in the aggregate of the total Voting Stock of the Borrower or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower were approved by either (i) the Parent or (ii) a vote of the majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office or (c) "change of control" as defined in the Savings and Loan Holding Company Act, as amended.

     "Closing Date" shall mean August 14, 2001.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, and the rules and regulations promulgated thereunder. References to sections or provisions of the Code shall be deemed to also refer to corresponding or similar sections or provisions of any successor statute or of the Internal Revenue Code of 1954, as amended.

     "Collateral" shall have the meaning assigned to that term in the Pledge Agreement.

     "Consolidated" and "Consolidating" shall mean, when used with reference to any financial information or financial statement pertaining to the Borrower, or when used as a part of any defined term or statement pertaining to the determination of any financial condition or item of account of the Borrower, the consolidated position or results of the Borrower and its Subsidiaries as determined on a basis consistent with those principles of consolidation that would be employed if such financial information or determination were being prepared on a consolidated and consolidating basis in accordance with GAAP.

     "Consolidated Net Income" shall mean, for any accounting period, the net income (or loss) after taxes of the Borrower and its Subsidiaries on a Consolidated basis for such period taken as a single accounting period, all as determined in accordance with GAAP.

     "Controlled Group" shall mean (i) any corporation or other entity which is a member of a controlled group of corporations or other entities with the Borrower (as defined in Sections 414(b) and 414(c) of the Code), (ii) any organization (whether or not incorporated) which is a member of an affiliated service group with the Borrower (as defined in Section 414(m) of the Code), and
(iii) another entity required to be aggregated with the Borrower pursuant to regulations under Section 414(o) of the Code.

     "Controlling Person" shall mean any Person who is, or is an associate of any Person who either alone or with one or more of its associates is, in control of the Borrower, including any executive officer and any Person who is both an employee and director of the Borrower. A Person or group of Persons shall be deemed to be in control of another Person (including the Borrower) when the first Person or group of Persons possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. A Person shall not be deemed to be in control of another Person
(including the Borrower) by reason of the fact that such Person serves as a member of the board of directors but not as an employee of such other Person. A Person shall be deemed to be an associate of another Person when (a) either shall be in control of the other, (b) either shall be an officer, an employee and director, a partner or a manager of the other, or (c) there shall exist between them any contract, arrangement or understanding (express or otherwise) with respect to the actual or potential exercise of control of the other.

     "Debt" shall mean all present and future loans, advances, liabilities, obligations, covenants, duties and debts owing by the Borrower to the Lenders, or either of them, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note or other instrument or document, whether arising from an extension of credit, letter of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by any Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, reasonable attorneys' fees and expenses, filing fees, other Enforcement Costs and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents.

     "Debt Service" of the Borrower shall mean the current maturities of any long term Indebtedness plus interest, payments made on any Indebtedness subordinate to the debt owing to the Lenders and any capitalized lease payments, all as determined in accordance with GAAP for the one year period ending on the date of determination.

     "Dividend" shall mean a distribution of cash, securities or other property (other than common or preferred stock of the Borrower) on common or preferred stock of the Borrower.

     "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

     "Enforcement Costs" shall mean all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, the reasonable fees and expenses of attorneys), of any nature whatsoever paid or incurred by or on behalf of any Lender in connection with (a) any or all of the Debt, this Agreement and/or any of the other Loan Documents, (b) the creation, perfection, collection, maintenance, preservation, defence, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Loan Documents and (c) the monitoring, administration, processing and/or servicing of any or all of the Debt, the Loan Documents and/or the Collateral.

     "Environmental Laws" shall mean all federal, state or local environmental statutes, laws, rules, regulations, ordinances or written and binding policies or guides, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, relating to the environment, health, safety or hazardous materials, including but not limited to, the Safe Drinking Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund"), as amended, the Federal Water Pollution Control Act and the Oil Pollution Act of 1990, and their state and local law counterparts and all rules and regulations promulgated thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and any successor statute, and the rules and regulations of any Official Body, as from time to time in effect, promulgated thereunder. References to sections or provisions of ERISA shall be deemed to also refer to corresponding or similar sections or provisions of any successor statute.

     "ERISA Affiliate" shall mean, when used with respect to a Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which the Borrower or any Subsidiary of the Borrower is a member.

     "Event of  Default"  shall mean any of the Events of Default  described  in
Section 6.01 of this Agreement.

     "Exhibits" means and refers to the documents attached to this Agreement and labeled as Exhibits hereto.

     "Facility Fee" shall mean those fees defined and described in Section 2.04 hereof.

     "Fees" shall mean the Facility Fee and any other fees charged by the Lenders to the Borrower under this Agreement or otherwise.

     "Funding Date" shall have the meaning ascribed to that term in Section 2.01(a) hereof.

     "Funding Period" shall have the meaning ascribed to that term in Section 2.01(a) hereof.

     "GAAP" shall mean generally accepted accounting principles in the United States of America applied on a consistent basis and applied to both classification of items and amounts, which shall include, but not be limited to, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors, as such accounting principles may be amended from time to time.

     "Guarantee" shall include any obligation of any Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, orally or in writing, including, without limiting the generality of the foregoing, through issuance of a letter or other advice of credit, through the providing of any "comfort letter" or other assurance as to the then current or future financial condition, creditworthiness or ability to pay Indebtedness of any other Person, or through any other agreement, contingent or otherwise.

     "Indebtedness" shall mean all items of indebtedness which in accordance with GAAP should be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which indebtedness is to be determined.

     "Indebtedness  for Money Borrowed" shall mean all Indebtedness (a) which is
(i) in respect of borrowed money advances, whether or not secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or Lien, whether or not evidenced by a note, bond, debenture, or similar evidence of Indebtedness or (ii) owed to any bank, insurance company or other financial institution in respect of an extension of credit by such bank, insurance company or other financial institution or (b) which consists of a Guarantee in respect of any of the foregoing.

     "Interest Period" shall mean, as to any LIBOR Loan, the period commencing on the date of funding of such Term Loan or on the conversion/continuation date on which the Term Loan is converted into or continued as a LIBOR Loan, and ending on the date that is one, three or six months thereafter, as the Borrower may elect in the applicable notice of continuation or conversion; provided, that:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event, such Interest Period shall end on the next preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (c) no Interest Period shall extend beyond the Maturity Date; and

          (d) no Interest Period may be elected at any time when an Event of Default is in existence and the Lenders have determined that such an election at such time would be disadvantageous to the Lenders.

     "Investment" in any Person shall include all investments, computed in accordance with GAAP, made by stock or other securities, purchase, capital contribution, loan, participation, advance, a Guarantee in respect of any Indebtedness of such Person, or otherwise, or by agreeing or becoming or remaining obligated to do any of the foregoing.

     "Law" shall mean any law (including without limitation common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, ruling, writ, binding arbitration, directives, decree or award, or other action, procedure or process having the effect of any of the foregoing of any Official Body.

     "LIBOR Loans" shall mean each Term Loan bearing interest at a rate per annum which shall at all times be the relevant LIBOR Rate plus one and three quarters percent (1.75%).

     "LIBOR Rate" shall mean with respect to each  Interest  Period,  (a) either
(i) the average of interbank offered rates per annum for deposits in Dollars in the London market for a maturity most nearly comparable to such Interest Period which appears in the "Money Rates" column of The Wall Street Journal on the date which is two (2) Business Days prior to the commencement of such Interest Period, or (ii) if such a rate does not appear in such publication, an interest rate per annum at which deposits in Dollars are offered to the Lenders by prime bankers in the London interbank market for deposit in same day funds comparable to the outstanding principal amount of the Term Loan for which an interest rate is then being determined, with maturities comparable to the Interest Period to be applicable to such Term Loan, determined as of 11:00 A.M. (London time) on the date which is two (2) Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest whole multiple of 1/100th of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, supplemental, special or other reserves and without benefit of credit for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of eurocurrency liabilities as defined by Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under Regulation D).

     "Lien" or "Liens" shall mean security interests, pledges, bailments, leases (including financing leases), mortgages, the grant of a power to confess judgment when exercisable by its terms, conditional sales and title retention agreements, charges, encumbrances, liens, agreements to give or authorize the filing of any financing statement or similar notice and security devices, arrangements or similar interests in real or personal property (including any agreement to give any of the foregoing).

     "Loan Documents" shall mean this Agreement, the Term Notes, the Pledge Agreement and all other agreements, instruments, certificates and documents contemplated by or delivered or required to be delivered under this Agreement or in connection herewith, in each instance as the same may be amended, restated, modified or supplemented from time to time.

     "Maturity Date" shall mean August 14, 2007.

     "Minimum Amount" shall mean $500,000.

     "Official Body" shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, bureau, central bank (or similar monetary or regulatory authority), commission, department (including, but not  limited  to,  the Office of Thrift  Supervision  ("OTS"),  the  Federal
Deposit Insurance Corporation ("FDIC") and the Securities and Exchange Commission ("SEC")) or instrumentality of any nation or government or any state or political subdivision thereof, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Parent" shall mean Capitol Federal Savings Bank MHC, a mutual holding company organized under the laws of the United States of America.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other Official Body succeeding to the functions of said Corporation.

     "Permitted Liens" shall have the meaning set forth in Section 5.02(b) hereof.

     "Person" shall mean an individual, corporation, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, limited liability company, Official Body or any other entity of whatever nature.

     "Plan" shall mean any employee pension benefit plan, including single employer, multiple employer and Multiemployer Plans (as defined in Section 3(37) of ERISA), the funding requirements of which (under ERISA Section 312 or Code
Section 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Borrower or an ERISA Affiliate.

     "Plan Sponsor" shall mean (a) the Borrower, (b) any Subsidiary of the Borrower or (c) any member of a Controlled Group, which is the sponsor or contributor to a Plan for the benefit of some or all of its or their employees.

     "Pledge Agreement" shall mean the pledge agreement in the form of Exhibit C attached hereto, dated the date hereof, and executed and delivered by the Borrower in favor of the Lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Potential Event of Default" shall mean the occurrence of an event or the existence of a condition or an act or omission which, with notice or lapse of time or both would constitute an Event of Default under the applicable Loan Document.

     "Prohibited Transaction" shall mean a transaction described in Section 406 of ERISA or Section 4975(c) of the Code which is not exempt by reason of (a) a statutory exemption under ERISA or the Code or (b) an exemption under Section 408(a) of ERISA issued by the Department of Labor or Section 4975(c)(2) of the Code issued by the Secretary of the Treasury.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Reportable  Event"  shall  mean (a) any of the  events  set forth in ERISA
Section 4043(b) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4068(f) or 4063(a) or the regulations thereunder, (b) an event requiring the Borrower to provide security to a Plan under Code Section 401(a)(29) and (c) any failure to make payments required by Code Section 412(m).

     "Repurchase Transaction" shall mean the Borrower's repurchase of up to 8,000,000 shares of its common stock pursuant to the terms of the Offer to Purchase, Letter of Transmittal and related documents each dated on or about August 15, 2001.

     "Repurchase Transaction Documents" shall mean the Offer to Purchase, Letter of Transmittal and related documents each dated on or about August 15, 2001, and all other instruments and documents executed and/or delivered in connection therewith, as the same may be amended or otherwise modified.

     "Schedules" means and refers to the documents attached to this Agreement and labeled as Schedules hereto.

     "Subsidiary" of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Tax" and "Taxes" shall have the respective meanings assigned to those terms in Section 2.03(g).

     "Termination Event" shall mean with respect to a Plan (a) a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA) or (b) the termination of a Plan, or the filing of a notice of intent to terminate a Plan, or the treatment of a Plan amendment as a termination under ERISA Section 4041(c), or (c) the institution of proceedings to terminate a Plan under ERISA Section 4042, or (d) the appointment of a trustee to administer any Plan under ERISA Section 4042.

     "Term Loan" and "Term Loans" shall have the respective meanings assigned to those terms in Section 2.01 hereof.

     "Term Loan Commitment" shall mean, with respect to any Lender, the principal amount set forth opposite such Lender's name on Exhibit A hereto and "Term Loan Commitments" shall mean such commitments collectively, which commitments equal $160,000,000 in the aggregate as of the date of this Agreement.

     "Term Note" shall mean a term note of the Borrower dated as of the date hereof in the form of Exhibit B attached hereto and "Term Notes" shall mean all of such Term Notes, collectively, together with all extensions, renewals, refinancing or refunding of any thereof in whole or in part, in each case as such Term Notes may be amended, restated, or otherwise modified and all replacement promissory notes therefor.

     "Type" shall mean any type of Term Loan or portion thereof determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a LIBOR Loan.

     "UCC" shall mean the Uniform Commercial Code (or any successor statute thereto), as in effect in the State of Ohio or any other applicable state, as amended from time to time. Terms and phrases defined in the UCC are used herein as therein defined, except where the context otherwise requires.

     "Unfunded Benefit Liabilities" shall mean with respect to any Plan at any time, the amount of unfunded benefit liabilities as determined under ERISA
Section 4001(x)(18).

     "Voting Stock" shall mean stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     1.02. ACCOUNTING PRINCIPLES. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement, shall be determined or made, as the case may be, in accordance with GAAP or applicable regulatory accounting principles, unless such principles are inconsistent with the express requirements of this Agreement.

     1.03. CONSTRUCTION. (a) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or" and the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". References in this Agreement to "determination" by the Lenders means good faith estimates by the Lenders (in the case of quantitative determinations) and good faith beliefs by the Lenders (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Exhibit and Schedule references are to this Agreement and its Exhibits and Schedules unless otherwise specified.

          (b) When, in this Agreement or in any other Loan Document, a representation or warranty is made to "the best knowledge and information of the

Borrower," such phrase shall mean that the Borrower, through the officers of the Borrower and such delegates as the officers of the Borrower may choose, has made diligent investigation of the matters covered in the representation or warranty. Such diligent investigation included, without limitation, consultation with legal counsel to the extent deemed appropriate by the officers of the Borrower, a review of relevant records of the Borrower and inquiry of employees of the Borrower whom the officers of the Borrower charged with responsibility for such matters.

          (c) When, in this Agreement or in any other Loan Document, a representation or warranty is made "to the knowledge of" or to the effect that a Person "knows" or a matter "is known by" the Person (excluding the phrase "to the best knowledge and information of the Borrower," the meaning of which is set forth in subsection (b) above), such phrase shall mean the knowledge of any senior officer of such Person, based upon actual knowledge or constructive knowledge that should have been known based upon reasonable investigation by such senior officer consistent with their positions and responsibilities.

          (d) Whenever any agreement, guaranty, pledge agreement, assignment, promissory note, instrument or document is defined in this Agreement, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement or other modification thereof, such agreement, guaranty, pledge agreement, promissory note, instrument or document as so amended, restated or otherwise modified.

                                   ARTICLE II
                                   THE CREDIT

     2.01. TERM LOAN.

          (a) TERM LOAN COMMITMENTS AND MAKING OF THE TERM LOANS. Subject to the terms and conditions hereinafter set forth and in reliance on the representations and warranties set forth in this Agreement and in the other Loan Documents, each Lender, severally and for itself alone, hereby agrees, to make loans (each such loan, a "Term Loan" and collectively the "Term Loans") to the Borrower during the Funding Period (as defined below) in an aggregate principal amount equal to the Term Loan Commitment of each Lender. The Term Loans (i) shall be incurred by the Borrower pursuant to no more than one (1) borrowing, which shall be made on a Business Day (the "Funding Date") within ninety (90) days of the Closing Date (the "Funding Period"), (ii) may, at the option of the Borrower, be made or maintained as and/or be converted into Base Rate Loans or LIBOR Loans and (iii) shall not exceed for any Lender at the time of incurrence thereof during the Funding Period that aggregate principal amount which equals the Term Loan Commitment of such Lender at such time. Each Lender's Term Loan Commitment shall expire immediately and without further action after the close of business on the last day of the Funding Period if the Term Loans are not made by or on the last day of the Funding Period. No amount of a Term Loan that is repaid or prepaid by the Borrower may be re-borrowed hereunder.

          (b) TERM NOTE; PRINCIPAL PAYMENTS. The Borrower's obligation to pay the principal of and interest on all the Term Loans made to it by each Lender shall be evidenced by a Term Note executed and delivered by the Borrower to each

Lender. Each Term Note shall have its blanks appropriately completed, shall be payable to the order of the applicable Lender in an amount equal to or less than the aggregate principal amount of such Lender's Term Loan Commitment, shall be dated as of the Funding Date and shall be duly executed and delivered to the applicable Lender on or before the Funding Date. The principal amount of the Term Notes shall be due and payable quarterly in arrears in twenty three (23) equal installments commencing on January 1, 2002 and continuing on the first
(1st) day of each calendar quarter thereafter until the Maturity Date, at which time all unpaid principal of and interest on the Term Notes shall be due and payable.

          (c) PURPOSE. The proceeds of the Term Loans shall be used solely for the purpose of purchasing a portion of the Borrower's outstanding common stock from certain of its minority shareholders in accordance with the terms of the Repurchase Transaction Documents.

          (d) COLLATERAL. The Term Loans shall be secured by the pledge of 100% of the common stock of CFSB, in accordance with the terms of the Pledge Agreement.

          (e) NOTICE OF BORROWING. Whenever the Borrower desires to incur Term Loans during the Funding Period, the Borrower shall give the Lenders prior to 12:00 noon (Cleveland, Ohio time), at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of a borrowing of LIBOR Loans to be made hereunder and, at least one (1) Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of a borrowing of Base Rate Loans to be made hereunder. Each such notice of borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of Term Loans to be made pursuant to such borrowing, (ii) the Funding Date (which shall be a Business Day) and (iii) whether the respective borrowing shall consist of Base Rate Loans or (to the extent permitted) LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto. All borrowings of Term Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Term Loan Commitment; PROVIDED, that if a Lender defaults on its obligation to make Term Loans hereunder, the non-defaulting Lender shall not be relieved from its obligation to fulfill its funding commitments hereunder to the full extent of its Term Loan Commitment. No Lender shall be responsible for any default by any other Lender in its obligation to make Term Loans hereunder. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its funding commitments hereunder in an amount not in excess of its Term Loan Commitment or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.02. CONVERSION OR CONTINUATION. The Borrower shall have the option to convert on any Business Day occurring on or after the Funding Date, all or a portion at least equal to the Minimum Amount of the outstanding principal amount of the Term Loans of one or more Types of Term Loans into another Type of Term Loan, provided, that (a) except as otherwise provided in Section 2.03(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of the LIBOR Loan that is not converted to less than the Minimum Amount, (b) Base Rate Loans may not be converted into LIBOR

Loans and LIBOR Loans may not be continued if, in either case, an Event of Default is in existence on the date of conversion or continuation, as applicable, and the Lenders have determined that such conversion or continuation, as applicable, at such time, would be disadvantageous to the Lenders and (c) there shall be no more than three (3) different tranches of LIBOR Loans outstanding at any time. Each such conversion or continuation, as applicable, shall be effected by the Borrower giving the Lenders, prior to 12:00 noon (Cleveland, Ohio time), at least three (3) Business Days' (or two (2) Business Days, in the case of conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) specifying the Term Loans to be so converted or continued, the Type of Loans to be continued or converted into and, if to be converted into, or continued as, a LIBOR Loan, the Interest Period to be initially applicable thereto. Each conversion or continuation of Term Loans shall be allocated between the Lenders on a pro rata basis.

     2.03. INTEREST PAYMENTS; ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

          (a) TERM LOAN INTEREST RATE AND PAYMENTS. (i) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the incurrence thereof (whether incurred at the Funding Date or as a result of a conversion thereto) until the earlier of (A) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (B) the conversion of such Base Rate Loan to a LIBOR Loan pursuant to Section 2.02, at a rate per annum equal to the Base Rate in effect from time to time.

               (ii) The unpaid principal amount of each unpaid LIBOR Loan shall bear interest from the date of the incurrence thereof (whether incurred at the Funding Date, during the Funding Period or as a result of a conversion thereto) until the earlier of (A) the maturity (whether by acceleration or otherwise) of such LIBOR Loan and (B) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02 or 2.03(d), as applicable, at a rate per annum which shall at all times be equal to the LIBOR Rate plus one and three quarters percent (1.75%).

               (iii) Interest shall accrue from and including the date of any incurrence of Term Loans (whether incurred at the Funding Date or as a result of a conversion from one Type of Term Loan to another Type of Term Loan) to but excluding the date of any payment thereof and shall be payable (A) in respect of Base Rate Loans quarterly in arrears on the first day of each January, April, July, and October occurring after the Closing Date, (B) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto, and in the case of an Interest Period longer than three (3) months, every three (3) months after the first day of such Interest Period and (C) in respect of each Term Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

               (iv) Interest shall be computed on the aggregate principal balance outstanding from time to time, on a basis of a three hundred sixty (360) day year, but shall be charged for the actual number of days within the period for which interest is being charged. All accrued and unpaid interest shall be due and payable no later than the Maturity Date.

          (b) PLACE, TIME AND AMOUNT. All payments and prepayments to be made in respect of the principal of or interest on the Term Loans, the Term Notes, the Fees and all other charges and amounts payable hereunder shall become due at 12:00 Noon, Cleveland, Ohio time, (i) if to Charter One Bank, F.S.B., at its office at 1215 Superior Avenue, Cleveland, Ohio 44114, and (ii) if to LaSalle Bank National Association, at its office at 135 South LaSalle Street, Chicago, Illinois 60603, on the day when due, in Dollars and in funds immediately available at such office. Any payments under this Agreement that are made later than 1:00 P.M. (Cleveland, Ohio time), shall be deemed to have been made the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension. All payments and prepayments of principal of or interest on the Term Loans (whether at maturity, as a result of acceleration or otherwise) shall be applied pro rata between the Lenders based on their respective pro rata share of the outstanding Term Loans.

          (c) INTEREST AFTER MATURITY OR EVENT OF DEFAULT. After demand or after an Event of Default has occurred and is continuing or after the principal amount of all or any part of any Term Loan shall have become due and payable by acceleration, declaration, regular maturity or otherwise, the principal amount of all or any part of any Term Loan shall thereafter bear interest at an aggregate fluctuating rate per annum which shall be equal to the Base Rate plus four percent (4%).

          (d) INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC. (i) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                    (A) on any date for determining the LIBOR Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

                    (B) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any LIBOR Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of Taxes or other similar charges) because of (x) any change since the Closing Date in any applicable Law (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new Law or governmental rule, regulation, guideline or order (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR Rate) and/or (y) other circumstances occurring after the Closing Date adversely affecting the London interbank market or the position of such Lender in such market; or

                    (C) at any time after the Closing Date, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any Law (or would conflict with any governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender shall (1) on such date and (2) within ten (10) Business Days of the date on which such event no longer exists give notice (by telephone promptly confirmed in writing) to the Borrower of such determination. Thereafter (1) in the case of clause (A) above, LIBOR Loans shall no longer be available until such time as such Lender notifies the Borrower that the circumstances giving rise to such notice by such Lender no longer exist, and any notice of conversion or continuation given by the Borrower with respect to LIBOR Loans which have not yet been converted or continued, as applicable, shall be deemed rescinded by the Borrower, (2) in the case of clause (B) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis shall be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (3) in the case of clause (C) above, the Borrower shall take one of the actions specified in Section 2.03(d)(ii) as promptly as possible and, in any event, within the time period required by Law.

               (ii) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.03(d)(i)(B) or (C), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.03(d)(i)(C), the Borrower shall) either (A) if the affected LIBOR Loan is then being converted or continued, as applicable, pursuant to a notice of conversion or notice of continuation, cancel said notice by giving the Lenders telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.03(d)(i)(B) or (C), or (B) if the affected LIBOR Loan is then outstanding, upon at least three (3) Business Days' notice to the Lenders, require the affected Lender to convert each such LIBOR Loan into a Base Rate Loan.

               (iii) If, after the date of this  Agreement,  the adoption of any
Law or guideline or official directive or any amendment or change in the administration, interpretation or application of any existing or future Law, guideline or official directive by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of law):

                    (A) subjects any Lender to any Tax or changes the basis of taxation with respect to this Agreement, the Term Notes, the Term Loans or payments by the Borrower of principal, interest, Fees or other amounts due from the Borrower hereunder or under the Term Notes (except for taxes on the net income or gross receipts of such Lender imposed by the jurisdiction in which such Lender's principal office is located or by any other jurisdiction, whether federal, state, municipal or foreign),

                    (B) imposes, modifies or deems applicable any reserve, special deposit or similar requirement with respect to transactions or loans of the kind evidenced by this Agreement and the other Loan Documents against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by any Lender,

                    (C) imposes, modifies or deems applicable any capital adequacy or similar requirement with respect to transactions or loans of the kind evidenced by this Agreement and the other Loan Documents (1) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or (2) otherwise applicable to the obligations of any Lender under this Agreement, or

                    (D) imposes upon any Lender any other condition or expense with respect to this Agreement, the Term Notes, or its making, maintenance or funding of any part of the Term Loans or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon such Lender with respect to this Agreement, the Term Notes, or the making, maintenance or funding of any part of the Term Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's capital, taking into consideration such Lender's policies with respect to capital adequacy) by an amount which such Lender deems to be material, the affected Lender shall, no later than the end of the quarter next following the date of such determination, notify the Borrower of the amount determined in good faith (using any reasonable averaging and attribution methods) by such Lender (which determination shall be conclusive) to be necessary to compensate such Lender for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to the affected Lender thirty (30) Business Days after such notice is given. A certificate by the affected Lender as to the amount due under this Section 2.05(d)(iii) from time to time and the method of calculating such amount shall be conclusive absent manifest error. Each Lender agrees that it will notify the Borrower of the occurrence of any event that would give rise to a payment under this Section 2.05(d)(iii).

          (e) COMPENSATION BREAKAGE. The Borrower shall compensate each Lender, upon its written request (which request shall set forth the reasonably detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a conversion or continuation, as applicable, of LIBOR Loans does not occur on a date specified therefor in a notice of conversion or continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.03(d)(i)); (ii) if any prepayment, repayment or conversion of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower; or
(iv) as a consequence of (A) any other default by the Borrower to repay its LIBOR Loans when required by the terms of this Agreement or (B) an election made pursuant to Section 2.03(d)(ii).

          (f) MAXIMUM RATE. In no event shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any Law which a court of competent jurisdiction shall, in a final determination, deem applicable to this Agreement (the "Maximum Rate"). In the event that any such court determines that the rate of interest charged hereunder exceeded the Maximum Rate during any period or periods, the rate of interest hereunder for such period or periods shall be deemed to have been the Maximum Rate, and the rate of interest hereunder shall be deemed to have continued to be and shall continue to be the Maximum Rate for such period as is necessary for the total amount of interest paid or accrued hereunder to equal the amount of interest that would have been paid or accrued hereunder had the interest rate hereunder at all times remained as provided in the preceding subsections of this Section 2.03. If, notwithstanding the foregoing interest rate adjustment, a court of competent jurisdiction determines that a Lender has received interest in excess of the Maximum Rate, any such excess shall (i) first, be applied by such Lender to any unpaid costs and expenses owed to such Lender under this Agreement or any other Loan Document and to the unpaid principal amount of the Term Loans made by such Lender and (ii) second, be refunded by such Lender to the Borrower.

          (g) NET PAYMENTS. (i) All payments made by the Borrower hereunder or under any other Loan Document will be made without setoff, counterclaim or other defense. Except as provided in this Section 2.03, all payments hereunder and under any of the Loan Documents (including, without limitation, payments on account of principal and interest and Fees) shall be made by the Borrower free and clear of and without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other charge of whatever nature now or hereafter imposed by any Official Body, but excluding therefrom:

                    (A) a tax imposed on or measured by the overall net income (including a franchise tax based on net income) of the lending office of a Lender in respect of which the payment is made by the jurisdiction in which the

Lender is incorporated or the jurisdiction (or political subdivision or taxing authority thereof) in which its lending office is located,

                    (B) in the case of any Lender organized under the laws of any jurisdiction other than the United States or any state thereof (including the District of Columbia), any taxes imposed by the United States by means of withholding at the source unless such withholding results from a change in applicable Law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Lender becomes a Lender with respect to the Term Loans or portion thereof affected by such change, and

                    (C) any tax imposed on or measured by the overall net income (including a franchise tax based on net income) of a Lender or an office or branch thereof by the United States of America or any political subdivision or taxing authority thereof or therein (such tax or taxes, other than excluded tax or taxes, being herein referred to as "Tax" or "Taxes"). If the Borrower is required by Law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Loan Documents, then the amount payable will be increased to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required. A certificate as to any additional amounts payable to a Lender under this Section 2.03(g) submitted to the Borrower by such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

               (ii) If the Borrower makes any payment hereunder or under any of the Loan Documents in respect of which it is required by Law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable Law and shall deliver to the Lenders within thirty (30) days after it has made such payment to the applicable authority a receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

               (iii) Without prejudice to the other provisions of this Section 2.03(g), if any Lender is required by Law to make any payment on account of Taxes on or in relation to any amount received or receivable hereunder or under any of the Loan Documents by such Lender, or any liability for Tax in respect of any such payment is imposed, levied or assessed against any Lender, the Borrower will promptly, following receipt of the certificate described in the immediately following sentence, indemnify such Person against such Tax payment or liability, together with any interest, penalties and expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any Tax of any Lender arising by virtue of payments under this Section 2.03(g)(iii), computed in a manner consistent with this Section 2.03(g)(iii). A certificate prepared in good faith as to the amount of such payment by such Lender, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

     2.04. FACILITY FEE. The Borrower shall pay to each Lender a facility fee in the amount of one quarter of one percent (0.25%) of such Lender's Term Loan Commitment on or before the Closing Date.

     2.05. RIGHT TO GRANT PARTICIPATIONS. Notwithstanding any other provision of this Agreement, any Lender may at any time enter into participation agreements with one or more participating lenders, whereby certain percentages of the Term Loans may be allocated to such other lenders. The terms of such participation agreements shall be determined by each Lender in its sole discretion. Each Lender may furnish any publicly available information concerning the Borrower and its Subsidiaries and any other information concerning the Borrower and its Subsidiaries in the possession of such Lender from time to time to prospective and actual participants, provided that all such participants shall keep the furnished information confidential.

     2.06. PREPAYMENT OF TERM LOANS. The Borrower may prepay the Term Loans in full or in part, from time to time, without the payment of any premium or penalty (other than such amounts that may be due and payable under Section 2.03(d)) by giving the Lenders one (1) Business Day's prior written notice of its intent to prepay the Term Loans. Each prepayment of Term Loans shall be applied to reduce the then remaining scheduled Term Loan repayments on a pro rata basis between the Lenders (based upon the then remaining principal amount of each such scheduled Term Loan repayment).

     2.07. LATE CHARGES. The Borrower shall pay to each Lender promptly upon demand by such Lender, a late fee equal to five percent (5%) of any payment of any amounts (whether principal, interest or other) due hereunder or under any of the other Loan Documents, which amount is not paid within five (5) Business Days when such amount is due.

     2.08. COLLATERAL SECURITY FOR THE DEBT. The Debt shall at all times be secured by the security interests granted and created by the Borrower in favor of and for the benefit of the Lenders in the Collateral, pursuant to the terms of the Pledge Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     The Borrower makes the following representations and warranties to the Lenders, as of the date of this Agreement, which representations and warranties shall survive the execution and delivery of this Agreement and the issuance of the Term Notes hereunder:

     3.01. ORGANIZATION AND QUALIFICATION. The Borrower is a savings and loan holding company duly organized and validly existing under the laws of the United States of America and is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the nature of its activities or ownership of property, or both, requires it to be so qualified or, if not so qualified, in which a failure to so qualify would not have a material adverse effect on its business, operations, properties or condition (financial or otherwise). Each of the Borrower's Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its organization and is duly qualified to do business as a foreign organization and in good standing in each jurisdiction in which the nature of the activities or ownership of property, or both, requires it to be so qualified or, if not so qualified, in which a failure to so qualify would not have a material adverse effect on its business, operations, properties or condition (financial or otherwise).

     3.02. CORPORATE POWER; LEGAL CAPACITY. The Borrower has all requisite corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement, including, without limitation, the Term Notes, the other Loan Documents and the other instruments, documents and agreements contemplated or required hereby or thereby, and to make the borrowings provided for herein. Each of the Borrower and each of its Subsidiaries has all requisite corporate power and authority under the laws of the jurisdiction of its organization to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

     3.03. CAPITAL STOCK, SUBSIDIARIES, TRADE NAMES AND INVESTMENTS.

          (a) The authorized capital stock of the Borrower consists of (i) 450,000,000 shares of common stock, $0.01 par value, of which 80,404,182 shares are validly issued and outstanding and fully paid and non-assessable and are free of preemptive rights and (ii) 50,000,000 shares of preferred stock, $0.01 par value, of which no shares are issued and outstanding. Except for options granted to directors and officers to purchase not more than 2,990,550 shares of the Borrower's common stock, neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or any agreements providing for the issuance (contingent or otherwise) of its capital stock.

          (b) The Borrower has only one Subsidiary which is CFSB. The Borrower owns 100% of CFSB's issued and outstanding capital stock free and clear of any Liens or other encumbrances. All of the capital stock of CFSB has been duly authorized and validly issued and is fully paid and non-assessable.

          (c) The Borrower has no Investments, and does not operate under or do business under any trade names, other than those Investments and trade names described in Schedule 3.03 hereto.

     3.04. CONFLICT WITH OTHER INSTRUMENTS, ETC. The execution and delivery by the Borrower of this Agreement, the Term Notes, the Pledge Agreement and the other Loan Documents and the other instruments, documents and agreements contemplated or required hereby or thereby to which it is a party, the consummation of the transactions herein or therein contemplated, and compliance by the Borrower with the terms, conditions and provisions hereof or thereof will not conflict with or result in a breach of any of the terms, conditions or provisions of the charter or by-laws of the Borrower, or any Law or any agreement or instrument to which the Borrower is a party or by which the Borrower or its properties is bound or to which the Borrower or its properties is subject, or will constitute a default thereunder or result in the creation or imposition of any Lien, other than Liens in favor of the Lenders.

     3.05. AUTHORIZATION, GOVERNMENTAL APPROVALS, ETC. The execution and delivery of this Agreement, the making of the borrowings contemplated by the provisions hereof, the execution, issuance and delivery of the Term Notes, to evidence such borrowings, the execution and delivery of the Pledge Agreement, the other Loan Documents and all other instruments, documents and agreements contemplated or required by the provisions hereof or thereof to be executed and delivered by the Borrower and the consummation of the transactions by the Borrower herein and therein contemplated have each been duly authorized by specific reference to this Agreement and the Loan Documents and by all necessary corporate action on the part of the Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, any Person or Official Body, and no vote, authorization, consent or approval of shareholders of the Borrower or of any Person, is or was necessary to the valid execution, delivery or performance of this Agreement by the Borrower, the making by the Borrower of the borrowings contemplated by the provisions hereof, the execution, issuance and delivery by the Borrower of the Term Notes, to evidence such borrowings, the execution and delivery by the Borrower of the Pledge Agreement, the other Loan Documents and all other instruments, documents and agreements contemplated or required by the provisions hereof or thereof to be executed and delivered by the Borrower or the consummation by the Borrower of the transactions herein and therein contemplated (other than, prior to the Funding Date, the Repurchase Transaction), other than as have already been obtained by the Borrower.

     3.06. VALIDITY AND BINDING EFFECT. This Agreement, the Term Notes, the Pledge Agreement, the other Loan Documents and all other instruments and agreements contemplated hereby and thereby to which the Borrower is a party have each been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as the enforceability of any of the foregoing may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

     3.07. TITLE TO COLLATERAL. The Borrower has good and marketable title to the Collateral free and clear of all Liens.

     3.08. FINANCIAL STATEMENTS. The Borrower has furnished to the Lenders a copy of the Consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2000 and Consolidated statements of income and cash flow and changes in retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, audited by the Borrower's independent public accountants who delivered unqualified audit opinions in respect therewith. The Borrower has furnished to the Lenders a copy of the Consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2001 and Consolidated statements of income and cash flow and changes in retained earnings of the Borrower and its Subsidiaries for the fiscal quarter then ended. In all respects (a) such financial statements were prepared in accordance with GAAP (except, with respect to interim statements, for the absence of notes and other deviations from GAAP which, in the aggregate are not substantial, and which have been explained to the Lenders' satisfaction) and on a basis in all material respects consistent with that of the applicable preceding fiscal period, (b) such balance sheets fairly present the Consolidated financial position of the Borrower and its Subsidiaries as at the respective date thereof and such Consolidated statements of income and changes in retained earnings and, with respect to year-end statements, statements of cash flows fairly present the results of operations and cash flows of the Borrower and its Subsidiaries for the fiscal period then ended and (c) since September 30, 2000, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

     3.09. BOOKS AND RECORDS. The Borrower makes and keeps books, records and accounts which, in the opinion of the management of the Borrower, in reasonable detail, accurately and fairly reflect its business and other transactions and maintains, in the opinion of the management of the Borrower, a system of accounting controls sufficient to assure reasonably that (a) business and other transactions are carried out in accordance with authorization of management, (b) business and other transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain adequate accountability for assets and their utilization, (c) access to assets, whether by officers or otherwise, is permitted only in accordance with management's general or specific authorization and (d) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences found to exist. Except as reflected in the financial statements and the notes thereto as of the Closing Date, there were no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of a nature (whether absolute, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole.

     3.10. TAXES. Each of the Borrower and each of its Subsidiaries has filed all required federal, state, local and other tax returns and has paid all taxes which have become due pursuant to said returns or to assessments received. The Borrower knows of no additional material assessments for which adequate reserves have not been established on the books of the Borrower or its Subsidiaries, as applicable. Each of the Borrower and each of its Subsidiaries has made adequate provision for all current taxes, and in the opinion of the Borrower there will not be any material additional assessments for any fiscal periods prior to and including that which ended September 30, 2000, in excess of the amounts reserved therefore as set forth in the financial statements of the Borrower or its Subsidiaries, as applicable or as disclosed on Schedule 3.10.

     3.11. LITIGATION OR PROCEEDINGS; COMMITMENTS AND CONTINGENCIES.

          (a) Except as provided on Schedule 3.11, (i) there is no litigation, enforcement proceeding, arbitration or any governmental proceeding or investigation pending, or, to the Borrower's knowledge, any litigation, enforcement proceeding, arbitration or governmental proceeding threatened against the Borrower or any of its Subsidiaries before any Official Body which, if determined adversely to the Borrower or such Subsidiary, might result in any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower or any of its Subsidiaries or in the inability of the Borrower to perform its obligations under the Loan Documents and (ii) there is no litigation, enforcement proceeding, arbitration or governmental proceeding or investigation pending or, to the Borrower's knowledge, threatened concerning the Borrower or any of its Subsidiaries arising under any federal, state or local Law, regulation or rule regulating (A) the release or discharge of materials into or the protection of the environment or
(B) the management, handling or disposal of hazardous waste or toxic substances or (C) the public health.

          (b) There are no Guarantees of Indebtedness for Money Borrowed of the Borrower or letters of credit as to which the Borrower is an account party. Neither the Borrower nor any Subsidiary is obligated under any Guarantee or has any known contingent liabilities which are required by GAAP to be recorded in its financial statements or disclosed in the notes thereto which are not therein so recorded or disclosed or are not described on Schedule 3.11.

     3.12. FRANCHISES, PERMITS, ETC. Each of the Borrower and each of its Subsidiaries possesses adequate franchises, licenses, permits, trademarks and patents to own its properties and to carry on its business as presently conducted, except where the failure to do so would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Borrower or such Subsidiary, as applicable.

     3.13. COMPLIANCE WITH LAW. Except as disclosed on Schedule 3.13, to the best knowledge and information of the Borrower, neither the Borrower nor any of its Subsidiaries is in violation of or subject to any liability on account of any Law, which would result in any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower or such Subsidiary, as applicable.

     3.14. COMPLIANCE WITH ENVIRONMENTAL LAWS.

          (a) Except as disclosed on Schedule 3.14, to the best knowledge and information of the Borrower, each of the Borrower and each of its Subsidiaries is in compliance with all Environmental Laws. The Borrower and each of its Subsidiaries will be deemed to be in compliance with this subsection (a) if it is taking action required by any Official Body within time limits set by such Official Body to correct any violation or if it is contesting an order that is stayed during the pendency of appropriate judicial or administrative proceedings being diligently pursued by the Borrower.

          (b) Except as disclosed on Schedule 3.14, each of the Borrower and each of its Subsidiaries has obtained all material permits, licenses and other authorizations which are required for the operation of its business under the Environmental Laws, and each of the Borrower and each of its Subsidiaries is in full compliance and shall remain in full compliance with all material terms and conditions of any such permits, licenses and/or authorizations. The consummation of the transactions contemplated by this Agreement will not alter or impair any rights under any such permits, licenses and authorizations. To the best knowledge and information of the Borrower, each of the Borrower and each of its Subsidiaries is in material compliance with any other material limitations, restrictions, conditions, requirements, schedules, and/or timetables set forth in the Environmental Laws or contained in any order, decree, variance, plan, injunction, judgment, notice or demand letter.

     3.15. NO ENVIRONMENTAL LIABILITIES. Except as disclosed on Schedule 3.15, to the best knowledge and information of the Borrower, neither the Borrower nor any Subsidiary has any liability arising out of the generation, storage, treatment or disposal of any hazardous waste or substance, including, but not limited to, those substances designated under Superfund (42 U.S. C. ss.9603) as hazardous, and any petroleum or petroleum-related materials.

     3.16. REGULATIONS U, T AND X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined, from time to time, in Regulation U promulgated by the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulations U and X. This Agreement does not violate Regulations U, T and X of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any agent acting on its behalf has taken any action or will take any action that might cause this Agreement or any Term Note to violate Regulations U, T, and X or any other regulation of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     3.17. ERISA. (i) The Borrower or any member of a Controlled Group maintains only the Plans described on Schedule 3.17; (ii) each Plan has been and will be maintained and funded in accordance with its terms and with all provisions of the Code and ERISA applicable thereto; (iii) no Reportable Event which could cause PBGC to institute proceedings under Section 4042 has occurred and is continuing with respect to any Plan; (iv) no liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable; (v) except as set forth on Schedule 3.17, no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; (vi) neither the Borrower nor any ERISA Affiliate participates, or in the past participated, in any Multiemployer Plan; (vii) there has been no cessation of, and no decision has been made to cease operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan.

     3.18. INVESTMENT COMPANY. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.19. NO EVENT OF DEFAULT; SOLVENCY. No Event of Default or Potential Event of Default has occurred and neither the Borrower nor any of its Subsidiaries is in violation of or default of nor has committed a breach of any term, condition or provision of any agreement, lease (both real and personal property), indenture, instrument, charter instrument, by-law or other instrument to which it is a party or by which it is bound or to which it or any of its properties is subject in any instance where such violation, default or breach would have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. As of the Closing Date, and both before and after giving effect to the transactions contemplated to occur under the Loan Documents and the Repurchase Transaction Documents on the Closing Date, the fair saleable value of the Borrower's assets is greater than the amount of all liabilities (contingent or otherwise) of the Borrower, and it has not incurred, does not intend to or believe that it will, incur debts beyond its ability to pay such debts as such debts mature, all as determined in accordance with applicable Laws governing determinations of the insolvency of debtors.

     3.20. DISCLOSURE. Neither this Agreement nor any other Loan Document or any other agreement, document, certificate or statement when furnished in writing to the Lenders by the Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made. To the best knowledge and information of the Borrower, there is no fact known to the Borrower which materially adversely affects or in the reasonably foreseeable future is reasonably likely materially and adversely to affect the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, which has not been set forth in this Agreement, in the other Loan Documents or in the other agreements, documents, certificates and statements furnished in writing to the Lenders prior to the date hereof in connection with the transactions contemplated hereby or thereby.

     3.21. BURDENSOME OBLIGATIONS. Except as disclosed on Schedule 3.21, the Borrower is not a party to any agreement, deed, lease or other instrument, which, in the opinion of the management of the Borrower, is so unusual or burdensome as to in the foreseeable future materially and adversely affect or impair the business, operations, properties or the condition (financial or otherwise), of the Borrower and its Subsidiaries, taken as a whole.

     3.22. SECURITY INTERESTS. On and after the Closing Date, the Pledge Agreement, and compliance therewith, creates, as security for the Debt purported to be secured thereby, a valid and enforceable perfected security interest and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens.

     3.23. SUBSIDIARIES. (a) Schedule 3.23 lists each Subsidiary of the Borrower existing on the Closing Date and the direct and indirect ownership of the Borrower therein.

          (b) There are no restrictions on the Borrower or any of its Subsidiaries that prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents or (ii) applicable Law, including, but not limited to the OTS regulations contained in 12 CFR Part 575.

     3.24. NO INJUNCTIONS. As of the Funding Date, there does not exist any judgment, order or injunction prohibiting the consummation of the Repurchase Transaction, or the making of the Term Loans or the performance by the Borrower of its obligations under the Loan Documents or the Repurchase Transaction Documents.

     3.25. RESERVES FOR POSSIBLE LOAN AND LEASE LOSSES. The reserves for possible loan and lease losses set forth in the Consolidated financial statements of the Borrower and its Subsidiaries are adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off and on loans outstanding, and are at a level considered adequate based upon GAAP.

     3.26. FDIC INSURANCE. The deposits of CFSB are insured by the FDIC and no act has occurred that would adversely affect the status of CFSB as an FDIC insured bank.

     3.27.  REGULATORY   CLASSIFICATIONS.   CFSB  (a)  is  classified  as  "well
capitalized" as defined from time to time by the OTS and (b) has a rating of "satisfactory" or better under the Community Reinvestment Act.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

     The obligations of each Lender to make the Term Loans hereunder on the Funding Date are subject to the performance by the Borrower of its obligations to be performed hereunder on or before such date and to the satisfaction of the following further conditions:

     4.01. CLOSING DATE. On or before the Closing Date, the Lenders shall have received the following documents, together with such other executed originals or copies as each Lender may request and the following conditions precedent shall have been satisfied:

          (a) This Agreement, the Pledge Agreement (including the stock certificate representing all of the issued and outstanding shares of CFSB's common stock, with accompanying stock power(s), executed in blank) and each of the other Loan Documents as the Lenders may request duly executed by the parties thereto and delivered to the Lenders;

          (b) (i) Copies of all documents evidencing corporate action taken by the Borrower relative to this Agreement and the other Loan Documents in form and substance satisfactory to the Lenders and their respective counsel, certified by the Secretary of Borrower, (ii) copies of the by-laws, with all amendments thereto of the Borrower, certified by the Secretary of the Borrower, (iii) a certificate or certificates, dated a recent date, of the Secretary of State or other similar official as to true and correct copies of the charter of the Borrower, together with all amendments thereto, and the corporate existence of the Borrower under the Laws of the jurisdiction of its incorporation and in each state where it is qualified, or is required by law to be so qualified to do business, and (iv) a certificate, dated a recent date, of the OTS as to a true and correct copy of the charter of CFSB, together with all amendments thereto;

          (c) A certificate, signed by a Secretary or an Assistant Secretary of the Borrower, certifying as to the name of the officer or officers of the Borrower authorized to sign this Agreement and the other Loan Documents and as to the specimens of the true signatures of such officer or officers, on which the Lenders may conclusively rely until a revised certificate is similarly so delivered;

          (d) A duly executed letter of intent to waive of the Parent, in form and substance satisfactory to the Lenders dated as of the Closing Date, pursuant to which the Parent shall agree to, periodically as needed or as requested by the Lenders, apply to the OTS to waive its right to receive substantially all of the Dividends that the Borrower may be permitted to make hereunder;

          (e) A certificate, signed by an officer of the Borrower as to the fulfillment of the following conditions precedent:

               (i) The Borrower's representations and warranties in Article III hereof shall be true and accurate with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties which relate solely to an earlier date);

               (ii) No Event of Default and no Potential Event of Default shall have occurred and be continuing;

               (iii) The Borrower shall be in compliance with each of the covenants set forth in Article V hereof;

          (f) A favorable opinion of Silver, Freedman & Taff, L.L.P., as counsel for the Borrower, dated the Closing Date, in form, scope and substance satisfactory to counsel for the Lenders as to (i) the enforceability of the Loan Documents, (ii) the due organization and existence of the Borrower and CFSB,
(iii) the authorization of the Borrower to execute and deliver the Loan Documents and to perform its obligations thereunder, (iv) the perfection of the Liens granted by the Pledge Agreement, and the enforceability thereof, (v) the authority of the Borrower to execute and deliver the Repurchase Transaction Documents and to consummate the Repurchase Transaction, (vi) the enforceability of the Repurchase Transaction Documents and (vii) as to such other matters incident to the transactions herein contemplated as the Lenders and their counsel may reasonably request, which opinion shall not contain any exception not acceptable to the Lenders and their counsel;

          (g) A true and accurate copy of the Borrower's most recently received Uniform Thrift Performance Report;

          (h) Nothing shall have occurred (and the Lenders shall not have become aware of any facts or conditions not previously known) that the Lenders shall determine has, or is reasonably likely to have, a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole;

          (i) The Borrower shall have paid to the Lenders all Fees and expenses (including, without limitation, reasonable fees and expenses of counsel) agreed upon by such parties to be paid on or prior to the Closing Date; and

          (j) All legal details and proceedings in connection with the transactions contemplated by this Agreement and all documents delivered to the Lenders pursuant to this Section 4.01 shall be in form and substance satisfactory to the Lenders and the Lenders shall have received all such counterpart originals or certified copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Lenders, as the Lenders shall reasonably request.

     4.02. FUNDING OF TERM LOANS. The obligation of the Lenders to make the Term Loans, up to the aggregate amount of each Lender's Term Loan Commitment, on the Funding Date shall be subject to the further conditions precedent that on and as of the Funding Date:

          (a) The Borrower's representations and warranties contained in Article III hereof are true and correct with the same effect as though such representations and warranties had been made on and as of the Funding Date (except representations and warranties which relate solely to an earlier date);

          (b) No Event of Default or Potential Event of Default has occurred or is continuing or would result from the incurrence of the Term Loans;

          (c) The Lenders shall have received written evidence satisfactory to them demonstrating that the Borrower has received all material and necessary consents and approvals from all applicable third Persons and Official Bodies to consummate the Repurchase Transaction. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Repurchase Transaction or any other transactions contemplated by this Agreement or the other Loan Documents;

          (d) A true and correct copy of each Repurchase Transaction Document, certified by the Secretary of the Borrower, shall have been delivered to each Lender. The Repurchase Transaction Documents shall have been duly approved by the Board of Directors and (if required by applicable Law) the stockholders of the Borrower and delivered by the parties thereto and shall be in full force and effect. No Official Body shall have objected to, or issued a cease and desist order or other similar regulatory order with respect to the Repurchase Transaction that has not been satisfied or withdrawn or that otherwise is still in effect on the Funding Date. Each of the conditions precedent to the obligation of the parties to consummate the Repurchase Transaction shall have been satisfied or waived, all to the satisfaction of the Lenders, and concurrently with the making of the Term Loans on the Funding Date, the Repurchase Transaction shall have been consummated in accordance with the Repurchase Transaction Documents and all applicable Laws;

          (e) The Borrower shall have complied with each of the covenants set forth in Article V hereof;

          (f) The Borrower shall have executed and delivered to each Lender, a Term Note with its blanks appropriately completed, payable to the order of the applicable Lender, in an amount equal to the amount of the Term Loan to be made by such Lender on the Funding Date, not in excess of such Lender's Term Loan Commitment; and

          (g) The Lenders shall have received an updated legal opinion of Silver, Freedman & Taff, L.L.P., dated the Funding Date, in form, scope and substance satisfactory to counsel for the Lenders, covering substantially the same matters as those covered in the opinion issued pursuant to Section 4.01 above.

The acceptance by the Borrower of any Term Loans on the Funding Date during the Funding Period shall be deemed to be a statement to the effect that subsections
(a), (b) and (e) above are true and correct.

                                   ARTICLE V
                                    COVENANTS

     5.01. AFFIRMATIVE COVENANTS. The Borrower covenants to the Lenders that, until payment in full of the Term Loans and the Term Notes issued hereunder, and interest thereon and other Fees, compensation, amounts and obligations payable hereunder and under the other Loan Documents, the Borrower will:

          (a) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain its corporate existence in the jurisdiction of its incorporation and its status as a savings and loan holding company, and qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to qualify would have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Borrower and cause CFSB to preserve and maintain its existence and status as a thrift savings bank in the jurisdiction of its organization and to qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to qualify would have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of CFSB.

          (b) PAYMENT OF TAXES, ETC. Pay or discharge, and cause each Subsidiary to pay or discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits and payable by it, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Borrower or such Subsidiary, as applicable, provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings diligently conducted and for which reserves or other provisions required by GAAP are being maintained on the books of the Borrower or such Subsidiary, as applicable, with respect thereto.

          (c) MAINTENANCE OF INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance on its properties and businesses with responsible insurance carriers in such amounts, of such types and covering such casualties, risks and contingencies as in the opinion of management of the Borrower or such Subsidiary is ordinarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, including, without limitation, business interruption insurance and extended fire and casualty insurance.

          (d) MAINTENANCE OF PROPERTIES, LINE OF BUSINESS. Maintain and preserve, and cause each Subsidiary to maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and from time to time, make all necessary and proper repairs, renewals, replacements and improvements thereto, for the proper and advantageous conduct of its business, and maintain the Borrower's current line of business as a savings and loan holding company, and cause CFSB to maintain its current business as a thrift savings bank.

          (e) MAINTENANCE OF FRANCHISES, PERMITS, ETC. Maintain and preserve, and cause each Subsidiary to maintain and preserve, adequate franchises, material rights and authority, licenses, permits, trademarks and patents which are necessary for the conduct of its business.

          (f) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP reflecting all financial transactions of the Borrower or such Subsidiary, as applicable.

          (g) VISITATION RIGHTS. At any reasonable time and from time to time upon at least two (2) Business Days' prior notice, permit the Lenders or any agents or representatives thereof during normal working hours to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and each of its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with any of their respective employees, officers or directors; provided, that if an Event of Default has occurred and is continuing, the Lenders may exercise their visitation rights at any time without notice.

          (h) COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, with all Laws having applicability to it or to the business or businesses at any time conducted by the Borrower or such Subsidiary, as applicable, the non-compliance with which would result in a material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or would have a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Document. The Borrower will, and will cause each Subsidiary to, comply with all Environmental Laws or regulations and hazardous waste or toxic substances management, handling or disposal laws and regulations, whether regarding (i) the conduct of its business, or (ii) the use, maintenance or operation of property owned or possessed by it or (iii) otherwise. The Borrower and each Subsidiary will be deemed to be in compliance with this subsection (h) if it is taking action required by any Official Body within time limits set by such Official Body to correct any violation or if it is contesting an order that is stayed during the pendency of appropriate judicial or administrative proceedings being diligently pursued by the Borrower or such Subsidiary, as applicable.

          (i) LOAN DOCUMENTS. Keep, observe and comply with all covenants and obligations of the Borrower which are set forth in the Pledge Agreement, the other Loan Documents or any other agreement or instrument delivered in connection herewith or therewith.

          (j) COMPLIANCE WITH ERISA. (i) With respect to its Plans, (A) to satisfy the minimum funding standards of Section 412 of the Code with respect to any single-employer Plan and (B) to comply in all material respects with the provisions of ERISA and the Code which are applicable to any Plan and (ii) not permit any fiduciary with respect to its Plans (A) to terminate any single-employer Plan which could result in any liability to the PBGC under Title IV of ERISA (as set forth on IRS Form 5310), (B) to engage in any Prohibited Transaction, (C) to adopt, amend or withdraw from any Plan, if such action would cause the aggregate present value of Unfunded Benefit Liabilities under all Plans plus the aggregate amount of withdrawal liability in any calendar year to exceed $3,000,000 at such time, without prior consent of the Lenders, (D) to lose the qualified status of any Plan under Section 401 of the Code or the exempt status of any related trust under Section 501 of the Code, (E) to cease operations at a facility within the meaning of Section 4062(e) of ERISA and which could reasonably be expected to result in liability to the PBGC under Title IV of ERISA, whether or not such liability is paid to the PBGC or secured by the filing of a bond with the PBGC, (F) to acquire or hold any employer securities except as permitted by the Code and ERISA, (G) to acquire, accept, hold or sell any customer notes on behalf of any Plan except as permitted under Prohibited Transaction Exemption 85-68 as published by the Office of Pension and Welfare Benefit Programs, Department of Labor on April 3, 1985 at 50 FR 13293, or (H) to fail to pay a quarterly or an annual premium to the PBGC required by Title IV of ERISA and within five (5) years following such failure, take any action to which Section 4006 of ERISA applies, which could reasonably be expected to result in liability to the PBGC under Title IV of ERISA, whether or not such liability is paid to the PBGC or secured by the filing of a bond with PBGC.

          (k) FURTHER ASSURANCES FOR THE SECURITY INTEREST. Do all such other acts and things and execute and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as the Lenders may deem necessary or advisable from time to time to preserve the security interests in the Collateral granted in the Pledge Agreement. The Lenders, and their respective officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of the Borrower (without requiring any of them to serve as such) to do, at the Borrower's expense, all acts and things which such Lenders may deem necessary or advisable to preserve, to perfect and continue perfected the Liens in the Collateral, including without limitation the signing and filing of financing, continuation or other similar statements and notices on behalf of the Borrower.

          (l) USE OF PROCEEDS. Use the proceeds of the Term Loans solely for the consummation of the Repurchase Transaction.

          (m) GOVERNMENTAL FILINGS. File or cause to be filed in a timely manner all filings, applications, notices and other documents required by applicable Law to be filed by the Borrower or any of its Subsidiaries with any Official Body and cause all such filings, applications and other documents to be true and correct in all material respects.

     5.02. NEGATIVE COVENANTS. The Borrower covenants to the Lenders that until payment in full of the Term Loans and the Term Notes issued hereunder, and all interest thereon and other Fees, compensation, amounts and obligations payable hereunder and under the other Loan Documents, the Borrower will not and will not permit its Subsidiaries to:

          (a) INDEBTEDNESS. Create, incur, assume, or guarantee contingently or otherwise, any extension or line of credit or any Indebtedness other than the following:

               (1) Debt hereunder and under the other Loan Documents;

               (2) Indebtedness in the ordinary course of business;

               (3) Indebtedness incurred under any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to hedge the position of the Borrower with respect to interest rates; and

               (4) advances from the Federal Home Loan Bank to the extent the aggregate of all such advances does not exceed, at any time, forty-five percent (45%) of the Borrower's total Consolidated assets.

          (b) NEGATIVE PLEDGE; LIMITATIONS ON LIENS. Except in the ordinary course of business, (i) create, assume, incur, or suffer to be created, assumed, incurred or to exist, directly or indirectly, any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or (ii) covenant in favor of any party other than the Lenders that it will not create, assume, incur, or suffer to be created, assumed, incurred or to exist any Lien upon its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or (iii) permit or acquiesce in the perfection of any security interest held by any party other than the Lenders against any of its properties; or (iv) agree to transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, provided, that the Borrower shall not permit any of the foregoing with respect to the Collateral except -------- in favor of the Lenders and provided, further, that the Borrower and each Subsidiary may create or incur -------- ------- or suffer to be created or incurred or to exist the following (collectively, "Permitted Liens"):

               (1) Liens, directly or indirectly, in favor of the Lenders under the Pledge Agreement;

               (2) Deposits or pledges made in connection with, or to secure payment of, utilities or similar services, leases, workers' compensation, unemployment insurance, old age pensions or other social security obligations; and

               (3) Liens for taxes, fees, assessments or governmental charges not yet due and delinquent or being contested in good faith by appropriate proceedings diligently conducted and Liens resulting from or incurred with respect to legal proceedings which are being contested in good faith by appropriate proceedings diligently conducted; provided, that reserves in accordance with GAAP are being maintained on the books of the Borrower or such Subsidiary, as applicable, with respect to such taxes, fees, assessments, governmental charges and legal proceedings.

          (c) CONTINGENT LIABILITIES. Become liable or incur an obligation in respect of any Guarantees except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) Guarantees which may be required in order to comply with applicable Law, including, but not limited to ERISA.

          (d) DISPOSITION OF ASSETS. Sell, assign, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions), all or any of its properties or assets other than in the ordinary course of business, or agree to do so, except that the Borrower may make sales or dispositions of its properties or assets, provided, that the aggregate fair market value of such properties and assets from all such sales and/or dispositions from the Closing Date to the Maturity Date shall not exceed One Billion Dollars ($1,000,000,000), and provided, further, that no single transaction or series of related transactions shall exceed Two Hundred Fifty Million Dollars ($250,000,000).

          (e) MERGERS, ETC. Except as permitted by Section 5.02(d) or 5.02(j), merge or consolidate with or into, or enter into any merger agreement with any other Person, or sell or transfer all or substantially all of the stock of any Subsidiary held by the Borrower, to any other Person.

          (f) TRANSACTIONS WITH AFFILIATES. (i) Make any loan or advance to any Affiliate of the Borrower or any Subsidiary or to any of their respective directors, officers or employees or enter into any agreement or transaction with any Affiliate of the Borrower or any Subsidiary except such agreements or transactions entered into with an Affiliate in the ordinary and usual conduct of business, in accordance with applicable Law and safe and sound banking practices and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as applicable, than those it would obtain in a comparable arm's length transaction with one not affiliated with the Borrower or such Subsidiary, as applicable.

          (g) TRANSACTIONS WITH CONTROLLING PERSONS. Pay, directly or indirectly, any funds to or for the account of, make any Investment in, or enter into a Guarantee in respect of the Indebtedness of, or lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, other than in the ordinary and usual conduct of business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than those it would obtain in a comparable arm's length transaction with one not affiliated with the Borrower or such Subsidiary, to any Controlling Person, PROVIDED, that notwithstanding the provisions of this Section 5.02(g), the Borrower and each Subsidiary may pay to its officers and directors salaries and fees for services rendered in such capacities and usual and ordinary business expenses and advances for travel expenses, incentive compensation pursuant to plans of the Borrower or such Subsidiary existing on the date hereof and plans hereafter adopted by the Board of Directors and each Subsidiary may pay Dividends and make distributions to the Borrower.

          (h) INVESTMENTS. With respect to the Borrower only, make or acquire any Investments in any Person (including any Guarantee of Indebtedness of any Person) except:

               (i) Investments (A) in marketable obligations issued or guaranteed by the United States of America or an instrumentality or agency thereof, maturing not more than one year after the date of acquisition thereof,
(B) in certificates of deposit or other obligations maturing not more than one year after the date of acquisition thereof issued by any Lender, (C) in open market commercial paper with a maturity not in excess of 360 days from the date of acquisition thereof which on the date as of which investments are computed for any purpose under this Agreement has a rating of not less than Standard & Poor's Ratings Services "A" or Moody's Investors Service, Inc.'s "A2", (D) in repurchase agreements having a maturity of not greater than one year from the date of issuance thereof collateralized by obligations of the United States of America or any agency thereof and (E) money market accounts, checking accounts and certificates of deposit established and maintained at CFSB; and

               (ii) Investments resulting from Indebtedness of third parties to the Borrower or any Subsidiary incurred in the ordinary course of business, including, without limitation, in connection with the acceptance of stock, notes or other Investments in connection with amounts owed to the Borrower or any Subsidiary by its customers.

          (i) NO REDEMPTIONS OR REPURCHASE. Other than in connection with the Repurchase Transaction, redeem or repurchase any of its capital stock in excess of an additional aggregate amount of One Million (1,000,000) shares from the Closing Date until the Maturity Date.

          (j) ACQUISITIONS. Acquire on a going concern basis (whether by purchase, lease or otherwise) all or substantially all of the assets and properties of any other Person or a majority of the outstanding Voting Stock (whether by merger, stock or equity purchase, or otherwise) that, together with all such other acquisitions made by the Borrower and/or its Subsidiaries from the Closing Date to the Maturity Date, would exceed One Billion Dollars ($1,000,000,000), in the aggregate, provided, that no single acquisition or series of related acquisitions shall be in excess of Two Hundred Fifty Million Dollars ($250,000,000).

          (k) DIVIDENDS. Declare or pay any Dividends on, or make any other distribution or payment on account of its capital stock, except that (i) Subsidiaries may declare and pay dividends or make distributions to the Borrower and (ii) the Borrower may declare and pay such Dividends or make such distributions, if at least ten (10) Business Days prior to the date of such Dividend or distribution, the Borrower shall have delivered to the Lenders a certificate of the Borrower's chief financial officer or other authorized officer, certifying (and showing the calculations therefor in reasonable detail) that the Borrower would have been in compliance with the financial covenants set forth in Sections 5.02(m), (n) and (o) for the applicable testing period then most recently ended, with such financial covenants to be calculated on a pro forma basis as if such Dividend or distribution had been made on the first day of the testing period then most recently ended.

          (l) USE OF CFSB DISTRIBUTIONS. Use any cash distributions or dividends paid to the Borrower by CFSB and included as part of the calculation of the financial covenant set forth in Section 5.02(m) for any purpose other than the repayment of the Term Loans.

          (m) MAINTENANCE OF MAXIMUM DEBT SERVICE COVERAGE RATIO. Permit for any rolling four-quarter period, the ratio of (i) the sum of Consolidated net income PLUS depreciation PLUS interest expense on the Term Loans PLUS deferred income tax expense PLUS fifty percent (50%) of cash/money market investments in the possession of the Borrower as of the date of the calculation of this covenant, in an amount not to exceed Thirty Million Dollars ($30,000,000) MINUS permitted Dividends and distributions, to (ii) the sum of Debt Service PLUS (without duplication) interest expense on the Term Loans, to be less than 1.25:1.00. This covenant shall be tested quarterly at the end of each calendar quarter, on a rolling four-quarter basis.

          (n) MAXIMUM RATIO OF TIER 1 CAPITAL TO RISK-WEIGHTED ASSETS. Permit, at any time, the ratio, expressed as a percentage, of (i) Tier 1 capital to (ii) risk-weighted assets to be less than 12.00%, as determined by applicable Law. This covenant shall be tested quarterly, at the end of each calendar quarter.

          (o) NON-PERFORMING ASSETS. Permit, at any time, the Consolidated non-performing assets of the Borrower and its Subsidiaries to exceed one half of one percent (0.50%) of the total Consolidated assets of the Borrower and its Subsidiaries. This covenant shall be tested quarterly, at the end of each calendar quarter.

          (p) REGULATORY RATINGS. Permit, at any time, the classification by the OTS of CFSB to be less than "well capitalized" as defined by the OTS regulations.

     5.03. REPORTING REQUIREMENTS. The Borrower covenants to the Lenders that, until payment in full of all Term Loans and the Term Notes issued hereunder and interest thereon and other Fees, compensation, amounts and obligations payable hereunder and under the other Loan Documents, the Borrower will promptly furnish or cause to be furnished concurrently to the Lenders;

          (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event no later than forty-five (45) days after the close of each of the first three fiscal quarters in each fiscal year of the Borrower, unaudited Consolidated statements of income and changes in shareholders' equity of the Borrower and its Subsidiaries for the year to date through such quarter, and an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries at the end of such quarter, all in reasonable detail and certified by the principal financial officer of the Borrower as having been prepared substantially in accordance with GAAP (except for the absence of notes).

          (b) ANNUAL FINANCIAL STATEMENTS OF THE BORROWER. As soon as practicable and in any event within one hundred twenty (120) days after the close of each fiscal year of the Borrower, audited Consolidated statements of income and shareholders' equity and of cash flows and a disclosure of changes in the shareholders' equity of the Borrower and its Subsidiaries, if material, for such fiscal year and an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year, which financial statements shall set forth in comparative form the corresponding figures for the preceding fiscal year, in reasonable detail and prepared by independent certified public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Lenders, whose certificate or opinion accompanying such financial statements shall not contain any qualification, exception or scope limitation not reasonably satisfactory to the Lenders.

          (c) CERTIFICATE OF COMPLIANCE. At the same time that the financial statements are delivered pursuant to subsections (a) and (b) of this Section 5.03, or as often as requested by the Lenders, there shall be delivered to the Lenders, a certificate in the form of Exhibit D signed by the president or principal financial officer of the Borrower, certifying that such officer has caused the provisions of this Agreement to be reviewed and that nothing has come to his or her attention to lead such officer to believe that any Potential Event of Default or Event of Default has occurred and is continuing or exists hereunder or, if such is not the case, specifying the nature thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto. Each such certificate, as well as the quarterly reports provided by the Borrower pursuant to this Section 5.03, shall also contain for each preceding period then ended calculations in reasonable detail manifesting compliance as of the close of such quarter or annual periods where appropriate, with the covenants contained in Sections 5.02(m), (n) and (o) hereof.

          (d) ERISA NOTICES. So long as any of the Debt is outstanding and unpaid and unless the Lenders shall otherwise consent in writing, the Borrower will furnish to each Lender a written notice at its address set forth in or determined pursuant to Section 7.05: (i) as soon as possible and in any event within thirty (30) days after the Borrower or any ERISA Affiliate knows, or has reason to know, that: (A) any Termination Event with respect to a Plan has occurred or will occur, or (B) any condition exists with respect to a Plan which presents a material risk of termination of the Plan, imposition of an excise tax in an amount greater than $1,000,000, or a requirement to provide security to the Plan or other liability of the Borrower or any ERISA Affiliate, or (C) the Borrower or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code, or (D) the Borrower or any ERISA Affiliate has engaged in a Prohibited Transaction, or (E) the aggregate present value of the Unfunded Benefit Liabilities under all Plans has increased to an amount in excess of $3,000,000 at such time, or (F) there is a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) by the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (G) the Borrower or any ERISA Affiliate is in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in ERISA Section 4203 or 4205) from such Plan, or (H) a Plan which is a Multiemployer Plan is in "reorganization" (as described in Code Section 418 or Title IV of ERISA), or (I) the potential withdrawal liability (as determined in accordance with Title IV of ERISA) of the Borrower and any ERISA Affiliate with respect to all Plans which are Multiemployer Plans has in any year increased by more than $25,000, or (J) there is an action brought against the Borrower or any ERISA Affiliate under ERISA
Section 502 with respect to its failure to comply with ERISA Section 515; (ii) a letter from a chief financial officer of the Borrower setting forth the details of such of the events described in (A) through (J), as applicable and the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to such of the events described in (A) through (J) as applicable; (iii) as soon as possible and in any event within three (3) Business Days after the receipt by the Borrower or any ERISA Affiliate of a demand letter from the PBGC notifying the Borrower or any ERISA Affiliate of the final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a letter from the chief financial officer of the Borrower setting forth the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto; (iv) as soon as possible and in any event by the date such amendment is adopted, a copy of any Plan amendment that the Borrower or any ERISA Affiliate proposes to adopt which would require the posting of security under Code Section 401(a)(29), together with a letter from the chief financial officer of the Borrower setting forth the reasons for the adopting of such amendment and the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto; and (v) as soon as possible and in any event by the tenth day after the due date of any required installment or other payment under Code Section 412, a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower or any ERISA Affiliate under Code Section 412(n), together with a letter from the chief financial officer setting forth the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto. For all purposes of this Section 5.03(f), the Borrower shall be deemed to have all knowledge of all facts attributable to any of its employees who is an administrator or fiduciary of any such Plan.

          (e) NOTICE OF MATERIAL LITIGATION. Promptly upon receiving knowledge or notice of any charges, assessments, actions, suits or proceedings that are proposed or initiated by, or brought before, any Official Body, against or affecting the Borrower or any Subsidiary which, if adversely decided, could have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Borrower or any of its Subsidiaries or on the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document including, without limitation, any proceeding arising under any federal, state or local Law, including but not limited to any Environmental Laws, regulating (i) the discharge of materials into or the protection of the environment or (ii) the management, handling or disposal of hazardous waste or toxic substances or (iii) the public health. Notwithstanding anything to the contrary contained herein, the Borrower shall promptly report any material formal or informal regulatory or enforcement action or proceeding taken or initiated against the Borrower or any of its Subsidiaries or any of their respective officers, directors or "institution-affiliated parties" (as defined in FIRREA), by the FDIC or OTS, promptly upon obtaining knowledge of such action or proceeding.

          (f) NOTICES OF DEFAULT. As soon as possible and in any event within five (5) Business Days after management of the Borrower has knowledge of the occurrence of each Potential Event of Default or Event of Default, a statement of the principal financial officer of the Borrower setting forth details of such Potential Event of Default or Event of Default and the action which the Borrower proposes to take with respect thereto.

          (g) NOTICES OF ADVERSE JUDGMENTS. Promptly after the institution thereof, notice of all adverse judgments in excess of $1,000,000 or which involve any substantial risk of any material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Borrower or any Subsidiary entered by any Official Body against the Borrower or any Subsidiary, said notice to include the exact Dollar amount of any such adverse judgment as well as any other estimated adverse economic impact on the Borrower or such Subsidiary, as applicable.

          (h) MATERIAL ADVERSE CHANGES. Promptly after the occurrence thereof, notice and a reasonably detailed description of all events, conditions, acts, facts and omissions (except economic conditions in the United States of America which are a matter of public knowledge) which would constitute a material adverse change in or which involve any substantial risk of any material adverse effect, in the reasonable opinion of the officers of the Borrower, on the business, operations, properties or condition (financial or otherwise) of the Borrower or any of its Subsidiaries.

          (i) SEC REPORTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements and annual, quarterly or current reports (on Forms 10-K, 10-Q and 8-K or their equivalent), that the Borrower files with the SEC. The Borrower will furnish to the Lenders promptly upon transmission thereof to its shareholders, copies of all annual, quarterly and other reports and all proxy statements that the Borrower furnishes to its shareholders generally.

          (j) UNIFORM THRIFT PERFORMANCE REPORT. As soon as available, and in any event within one hundred twenty (120) days following the end of each calendar quarter, a copy of the Borrower's Uniform Thrift Performance Report received from the Office of Thrift Supervision.

          (k) REGULATORY NOTICES. Promptly upon receipt by the Borrower or any of its Subsidiaries, copies of all material notices, filings, agreements, correspondence and other documents or reports received from, or filed by the Borrower or any Subsidiary with, any Official Body, as permitted by applicable law.

          (l) OTHER INFORMATION. From time to time upon the reasonable request of any Lender, (i) such further information as is necessary to maintain the accuracy of the information set forth in the Schedules, or as is necessary to keep such information from being misleading and (ii) such other information respecting the business affairs, financial condition or operations of the Borrower as any Lender may from time to time reasonably request.

                                   ARTICLE VI
                                    DEFAULT

     6.01. EVENTS OF DEFAULT. An Event of Default shall mean the occurrence or existence of one or more of the following described events:

          (a) The Borrower shall default in the payment of any principal of, or interest on, any of the Term Loans or any of the Term Notes when due, whether at maturity, demand by acceleration or otherwise or in the payment of any Fees or of any other amounts due hereunder or under any other Loan Documents; or

          (b) The Borrower shall default (i) in any payment of principal of or interest on any other obligation for borrowed money or under any Guarantee or contingent liability (including but not limited to reimbursement obligations under letters of credit) beyond any period of grace provided with respect thereto, or (ii) in the performance of any other material covenant, agreement, term or condition contained in any agreement, contract indenture or instrument under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity, unless such default is being contested in good faith and by appropriate proceedings diligently conducted or if such default would not have a material adverse effect on the Borrower's business operations; or

          (c) Any representation or warranty made herein or in any other Loan Document by the Borrower shall prove to have been false or misleading in any material respect as of the time made; or

          (d) Any certificate or financial statement furnished pursuant to the provisions of this Agreement or pursuant to any other Loan Document shall prove to have been false or misleading in any material respect as of the time furnished; or

          (e) The Borrower shall be in default of the provisions of any of Sections 5.02(m), (n) or (o) hereunder; or

          (f) The Borrower shall default in the due performance or observance by it of any other covenant, condition or provision of this Agreement (other than those referred to in Section 6.01(a) through (e) hereof), and such default shall not be remedied for a period of thirty (30) calendar days after the earlier of
(i) the Borrower becoming aware thereof or (ii) notice thereof to the Borrower from the Lenders; or

          (g) The Borrower shall default in the performance of any covenant, condition or provision of any other Loan Document beyond the date of any applicable grace period; or

          (h) Each of the following shall constitute an Event of Default: (i) any Termination Event shall occur, or any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan or Plans having at the time aggregate Unfunded Benefit Liabilities in excess of $3,000,000 at such time; (ii) any Person shall engage in any Prohibited Transaction involving any Plan; (iii) the Borrower or any ERISA Affiliate is in "default" (as defined in ERISA Section 4219(c)(5) with respect to payments to a Multiemployer Plan resulting from the Borrower's or any ERISA Affiliate's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) from such Plan; (iv) the Borrower or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Plan under Title IV of ERISA and which, when aggregated with all other such amounts with respect to the payment of which the

Borrower and its ERISA Affiliates are at the time in default, exceeds $3,000,000; (v) a proceeding shall be instituted by a fiduciary of any Plan against the Borrower or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed with thirty (30) days thereafter; or (vi) any other event or condition shall occur or exist with respect to a Plan, except that no event or condition referred to in this clause (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, would not subject the Borrower to any tax, penalty, debt or liability that, alone or in the aggregate, would have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Borrower; or

          (i) A final judgment which, with other final judgments against the Borrower and its Subsidiaries exceeds an aggregate of $5,000,000 shall have been entered against the Borrower or any Subsidiary if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal; or

          (j) The security interest of the Lenders in the Collateral or pursuant to the Pledge Agreement shall cease to be a first priority security interest; or

          (k) If the FDIC, OTS or other Official Body charged with the regulation of the Borrower or any of its Subsidiaries:

               (i) issues to the Borrower, or any of its Subsidiaries, or initiates any action, suit or proceeding to obtain against, impose on or require from the Borrower or any of its Subsidiaries, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles of agreement, a memorandum of understanding, a capital directive, a capital restoration plan, a notice or finding under Section 8(a) of the Federal Deposit Insurance Act, as amended, or any similar enforcement action, measure or proceeding; or

               (ii) issues to any officer or director of the Borrower or any of its Subsidiaries, or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order or suspension order or the assessment of civil monetary penalties; or

          (l) If any Subsidiary is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for any Subsidiary; or

          (m) The Lenders shall have reasonably and in good faith determined that a material and adverse change has occurred in the business, properties, operations or condition (financial or otherwise) of the Borrower or any Subsidiary which is likely in the near future to materially impair payments under the Term Notes; or

          (n) A Change of Control shall have occurred; or

          (o) If, for any reason other than death or total disability, neither John C. Dicus nor John B. Dicus are performing on a full time, continuous basis for the Borrower, such responsibilities as are normally performed by the chairman, chief executive officer, chief operating officer or any similar officer of a company similar to the Borrower; or

          (p) The Borrower or any Subsidiary shall fail generally to pay its debts as they become due; or

          (q) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or any Subsidiary or for any substantial part of its property, or for the winding-up or liquidation of its affairs, or such court shall enter a decree or order granting the relief sought in such proceeding and such proceeding shall not have been dismissed within 60 days after the institution thereof; or

          (r) The Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall take any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the foregoing.

     6.02. CONSEQUENCES OF EVENT OF DEFAULT.

          (a) If an Event of Default specified under paragraphs (a) through (o) of Section 6.01 shall occur, the Lenders shall be under no further obligation to make any Term Loans hereunder and the Lenders by notice to the Borrower may declare the unpaid balance of each of the Term Notes then outstanding and interest accrued thereon and all other obligations and liabilities of the Borrower hereunder and thereunder and under the other Loan Documents to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

          (b) If an Event of Default specified under paragraphs (p) through (r) of Section 6.01 shall occur, the Lenders shall be under no further obligation to make any Term Loans hereunder and the unpaid balance of each of the Term Notes, outstanding and interest accrued thereon and all other obligations and liabilities of the Borrower hereunder and thereunder and under the other Loan Documents shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

          (c) Except as set forth in the Pledge Agreement, with respect to proceeds received from the sale or other disposition of the Collateral, all moneys paid or collected under this Agreement after an Event of Default shall be applied to the Debt and paid to each Lender on a pro rata basis based on its respective pro rata share of the outstanding principal amount of the Term Loans.

     6.03. RIGHTS OF SET-OFF. In case an Event of Default shall occur and be continuing or shall exist, the Lenders shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and to apply to the then unpaid balance of the Term Notes and all other obligations and liabilities of the Borrower hereunder or under any other Loan Document, any debt owing to, and any other funds held in any manner for the account of the Borrower by any Lender, including, without limitation, all funds in all deposit accounts (general or special, time or demand, provisional or final) now or hereafter maintained by the Borrower for its own account with any Lender, and each Lender is hereby granted a security interest in and lien on all such debts (including but not limited to all such deposit accounts) for such purpose. Such right shall exist whether or not any Lender shall have made any demand under this Agreement or the Term Notes and whether or not the Term Notes and such other obligations and liabilities are matured or unmatured. The Borrower hereby confirms the Lenders' right of banker's lien and setoff and nothing in this Agreement or any other Loan Document shall be deemed any waiver or prohibition of the Lenders' right of banker's lien or set-off.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.01. MODIFICATIONS, AMENDMENTS OR WAIVERS. The Lenders and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Borrower hereunder or thereunder, and the Lenders may grant waivers or consent to a departure from the due performance of the obligations of the Borrower hereunder or thereunder; provided, that all such amendments or waivers must be in writing signed by both of the Lenders and the Borrower.

     7.02. NO IMPLIED WAIVERS: CUMULATIVE REMEDIES: WRITING REQUIRED. No delay or failure of any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder and under the other Loan Documents of the Lenders are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or under any other Loan Document or any such waiver of any provision or condition of this Agreement or of any other Loan Document must be in writing and shall be effective only to the extent in such writing specifically set forth.

     7.03. TAXES. The Borrower agrees to pay any and all stamp, document, transfer or recording taxes, and similar impositions payable or hereafter determined to be payable in connection with this Agreement or any other Loan

Document or any other documents, instruments or transactions pursuant to or in connection herewith and therewith, and agrees to save the Lenders harmless from and against any and all present or future claims or liabilities with respect to, or resulting from any delay in paying or omission to pay, any such taxes or similar impositions.

     7.04. NOTICES. All notices by the Borrower to the Lenders and by the Lenders to the Borrower under Section 6.01 hereof, shall be sent by telegram or telecopier, or by telephone confirmed by telegram, telecopier or letter, or by hand delivered letter, and shall be effective when telephoned or, in the case of telecopier or hand delivered letter, when received. All other notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party hereto under the provisions of this Agreement or any other Loan Document shall be in writing (including telecopied or telegraphic communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by first-class or first-class express mail, or by telecopier with confirmation in writing mailed first class, in all cases with postage or charges prepaid, to the applicable party addressed as follows:


          The Borrower:

               Capitol Federal Financial
               700 S. Kansas Avenue
               Topeka, Kansas  66603
               Attention:  John B. Dicus

          The Lenders:

               Charter One Bank F.S.B.
               1215 Superior Avenue
               Cleveland, Ohio  44114
               Attention: K. N. Pundole

                        and

               LaSalle Bank National Association
               135 South LaSalle Street
               Chicago, Illinois  60603
               Attention:  Wayne J. Veselsky

or in accordance with any subsequent written direction from any party to the others. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery, if delivered by hand; upon receipt, if by mail, telecopier or telex; or when delivered to the telegraph company, charges prepaid, if by telegraph.

     7.05. REIMBURSEMENT OF EXPENSES; TAXES. (a) The Borrower agrees promptly upon receipt of a written invoice to pay or cause to be paid or to reimburse the Lenders and save the Lenders harmless against liability for the payment of all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of counsel to the Lenders and, following the occurrence of an Event of Default and prior to the cure or waiver thereof, other reasonable expenses incurred by officers or employees of the Lenders' credit recovery group (or any successor group) incurred by the Lenders (i) arising in connection with the development, preparation, printing, execution, performance or delivery of this Agreement, the other Loan Documents, or other instruments and documents to be delivered hereunder or thereunder, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, (iii) arising in connection with the enforcement of or preservation of rights under this Agreement or the other Loan Documents, collection of any amount due under the Notes or hereunder or under the other Loan Documents, or the proof and allowability of any claim arising under this Agreement or under any Loan Document, whether in any bankruptcy or receivership proceeding or otherwise, and
(iv) arising in connection with any suit to enforce or enjoin performance hereof or thereof, or any litigation, proceeding, dispute or other adjustment or realignment of the Borrower's financial structure which necessitates the involvement, approval or consent of the Lenders or preparation therefor involving or in any way related to this Agreement or the other Loan Documents, including without limitation, in all such events enumerated in subparagraphs (i) through (iv) of this Section 7.06(a), any and all reasonable attorneys' fees and costs and expenses for litigation, preparation for litigation or otherwise.

          (b) The Borrower agrees to pay and save each Lender harmless from any and all liability for any stamp or other similar taxes which may be payable in connection with this Agreement and the other Loan Documents, or the performance of any transactions contemplated hereby or thereby.

     7.06. SURVIVAL. All representations, warranties, covenants and agreements of the Borrower contained herein, in any other Loan Document or made in writing in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Loan Documents, the making of the Term Loans hereunder and the issuance of the Term Notes and shall continue in full force and effect so long as any of the Term Loans is outstanding and until payment in full of all of the Debt and the Borrower's obligations hereunder or thereunder. The indemnity agreement contained in Section 7.11 of this Term Agreement shall survive the termination of this Agreement.

     7.07. GOVERNING LAW. This Agreement, the Term Notes, the Pledge Agreement, the other Loan Documents and the rights and obligations of the parties hereto and thereto shall be deemed to be contracts under the laws of the State of Ohio (except for certain matters relating to the perfection of security interests) and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws. The Borrower agrees that any legal suit, action, or proceeding arising out of this Agreement, the Pledge Agreement, the Term Notes or any other Loan Document shall be instituted in any state or federal court in the County of Cuyahoga, State of Ohio and waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such jurisdiction. The Borrower further agrees that service of process shall be properly served if served personally or by registered mail return receipt requested at the address set forth in Section 7.04.

     7.08. WAIVER OF RIGHT TO TRIAL BY JURY. THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF

ACTION (1) ARISING UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT ATTACHED HERETO, REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWER WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT ATTACHED HERETO, REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE LENDERS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     7.09. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower and their respective successors and assigns, executors, administrators, representatives and heirs, except that the Borrower may not assign or transfer its rights hereunder or any interest herein or delegate their duties hereunder.

     Each Lender may assign its rights hereunder and the other Loan Documents to another bank or other entity without the consent of the Borrower as part of any transaction.

     Each Lender may furnish any publicly available information concerning the Borrower and, with the prior written permission of the Borrower, any other information concerning the Borrower in the possession of such Lender from time to time to assignees and prospective assignees.

     7.10. SEVERABILITY. If any term, provision, or restriction of this Agreement is held to be invalid, void or unenforceable in any way in any jurisdiction, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect in such jurisdiction and shall in no way be affected, impaired or invalidated, and such invalidity, voidness or unenforceability shall not affect the validity and enforceability of such provision, covenant, or restriction in any other jurisdiction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     7.11. INDEMNITY. The Borrower agrees to indemnify each Lender, its directors, officers and employees and each legal entity if any, who controls such Lender (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, liabilities and expenses (including, without limitation, all reasonable fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to herein, in any Security Document, or any other Loan Document (including, without limitation, in any action at law or suit in equity in relation to this Agreement, or any other Loan Document, commenced by a third party or by the

Borrower) unless such claims, damages, liabilities and expenses result from gross negligence or willful misconduct on the part of the Indemnified Party or the failure of the Indemnified Party to comply with the requirements of bank regulatory Laws applicable to it. The indemnity agreement contained in this
Section 7.11 shall survive the termination of this Agreement. Promptly and upon receipt by Indemnified Party hereunder of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Borrower hereunder, notify the Borrower in writing of the commencement thereof. The Borrower may participate in the defense of any such action or claim, at its expense, and no settlement thereof shall be made without the approval of the Borrower and the Indemnified Party. The approval of the Borrower will not be unreasonably withheld.

     7.12. LIMITATION OF LIABILITY. In the event any Lender defaults hereunder or under any other Loan Documents, such Lender shall be liable to the Borrower only for actual damages caused by such Lender's breach. The Borrower expressly agrees that in no event will any Lender be liable for any indirect, special, consequential or punitive damages in connection with or arising out of any of the Loan Documents. Notwithstanding any other provision of this Agreement or any Loan Document, no Lender shall be liable for any failure or inability to perform or any delay in performance hereunder or under any other Loan Document if such failure, inability or delay is due to act of God, war, civil or industrial disturbance, strikes, natural disaster, equipment malfunction or any other cause which are beyond such Lender's reasonable control.

     7.13. MARSHALLING: PAYMENTS SET ASIDE. The Lenders shall not be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Debt. To the extent that the Borrower makes a payment or payments to the Lenders or the Lenders enforce their security interests, or the Lenders exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower, a trustee, receiver or any other Person under any Law, including without limitation any bankruptcy Law, state or federal Law, common Law or equitable cause, then to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     7.14. PRIOR UNDERSTANDINGS; THIRD PARTY BENEFICIARIES. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein. The provisions of this Agreement are for the benefit of the executing parties hereto only and are not for the benefit of any other Person.

     7.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts by different parties hereto on separate counterparts, each of which when so executed and delivered, shall be an original, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first set forth above.



                                        CAPITOL FEDERAL FINANCIAL


                                        By:    /s/ John B. Dicus
                                        Title: President



                                        CHARTER ONE BANK, F.S.B.


                                        By:   /s/
                                              --------------------------------
                                        Title:________________________________


                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By:   /s/
                                              --------------------------------
                                        Title:________________________________













                     [Signature Page of Term Loan Agreement]

                                   EXHIBIT A
                                       TO
                              TERM LOAN AGREEMENT


                             TERM LOAN COMMITMENTS



CHARTER ONE BANK, F.S.B.                      $110,000,000

LASALLE BANK NATIONAL ASSOCIATION             $ 50,000,000